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                                                                    EXHIBIT 99.2


                                  NEWS RELEASE

                                     Swift & Company Investor Contact:
                                     Danny Herron, Vice President and CFO
                                     970-506-7575

                S&C HOLDCO, PARENT OF SWIFT & COMPANY, COMPLETES
                             PRIVATE DEBT OFFERINGS


      GREELEY, COLORADO (MARCH 14, 2005) S&C Holdco 3, Inc., the parent of Swift & Company, today announced that it has completed the private offering of $105 million principal aggregate amount of Senior Notes due March 11, 2010 to a group of qualified institutional buyers managed by Black Canyon Capital LLC and Canyon Capital Advisors LLC. Interest on the senior notes will be payable semi-annually on May 1 and November 1 at the rate of 11% per annum, if paid in cash, or 12% per annum, if paid in kind under certain circumstances, and will be general unsecured obligations of the Company senior in right of payment to all existing indebtedness of the Company and pari passu in right of payment to all future senior indebtedness of the Company. The Company's ultimate parent, Swift Foods Company, has guaranteed on a senior basis the payment of principal and interest due on the senior notes. In connection with the offer and sale of the senior notes, the Company and certain of its subsidiaries, including Swift & Company, also entered into an amendment to their existing senior credit facility to allow for the offer and sale of the senior notes.

      Concurrently with Company's offer and sale of the senior notes, Swift Foods Company completed the private offering of $75 million principal aggregate amount of Convertible Senior Subordinated Notes due March 11, 2010 to a group of qualified institutional buyers managed by Black Canyon Capital LLC and Canyon Capital Advisors LLC. Interest on the convertible notes will be payable semi-annually on May 1 and November 1 at the rate of 10.25% per annum, if paid in cash, and 11.25% per annum, if paid in kind under certain circumstances prior to the successful completion of an initial public offering by Swift Foods Company, and at a rate of 6.00% per annum in cash following the successful completion of an initial public offering by Swift Foods Company. The Company has guaranteed on a subordinated basis the payment of principal and interest due on the convertible notes.

      Upon the successful completion of an initial public offering by Swift Foods Company, the convertible notes will be convertible at the option of the holder into cash and shares of the common stock of Swift Foods Company at a premium pursuant to the terms of the convertible notes indenture. Upon conversion of the convertible notes, the portion of the conversion value equal to the principal amount of the convertible notes to be converted will be paid to the holder in cash and the remainder of the conversion value, if any, will be exchanged for shares of the common stock of Swift Foods Company or cash, at the option of Swift Foods Company.

      The net proceeds from the sale of both the senior notes and the convertible notes will, together with currently available cash held by Swift Foods Company, be used to fund a cash dividend in an aggregate amount of $178,362,183.00 to the stockholders of Swift Foods Company.

      This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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      The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from registration requirements of the Securities Act and applicable state laws.

      Through its operating company, Swift & Company, Swift Foods Company is the second largest beef and pork processor in the world. With 150 years of innovative thinking, Swift has developed into an industry leader in fresh ideas, products and technology. For more information on Swift, visit Swift's website at www.swiftbrands.com.

      This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, changes in nationwide employment and workplace injury trends, interruption in its data processing capabilities, operational, financing, completion and strategic risks related to the Company's capital structure, planned refinancing of indebtedness, tender offer, and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information:

Investor Contact: Danny Herron, Vice President and CFO, 970-506-7575